                                                                     EXHIBIT 4.5

                                                                  EXECUTION COPY

                          EYETECH PHARMACEUTICALS, INC.

                              AMENDED AND RESTATED
                           INVESTORS' RIGHTS AGREEMENT

                                FEBRUARY 7, 2003

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                                TABLE OF CONTENTS

                                                                                                             Page
                                                                                                             ----
1.  Registration Rights.................................................................................       2
        1.1  Definitions................................................................................       2
        1.2  Request for Registration...................................................................       3
        1.3  Company Registration.......................................................................       4
        1.4  Form S-3 Registration......................................................................       5
        1.5  Obligations of the Company.................................................................       7
        1.6  Information from Holder....................................................................       9
        1.7  Expenses of Registration...................................................................       9
        1.8  Delay of Registration......................................................................       9
        1.9  Indemnification............................................................................      10
        1.10  Reports Under Securities Exchange Act of 1934.............................................      12
        1.11  Assignment of Registration Rights.........................................................      13
        1.12  Limitations on Subsequent Registration Rights.............................................      13
        1.13  "Market Stand-Off" Agreement..............................................................      13
        1.14  Termination of Registration Rights........................................................      14

2.  Covenants of the Company............................................................................      14
        2.1  Delivery of Financial Statements...........................................................      14
        2.2  Inspection.................................................................................      15
        2.3  Right of First Offer.......................................................................      15
        2.4  Stock Plan.................................................................................      17
        2.5  Compensation Committee.....................................................................      17
        2.6  Preservation of Corporate Existence........................................................      18
        2.7  Intellectual Property......................................................................      18
        2.8  Compliance with Laws.......................................................................      18
        2.9  Payment of Taxes...........................................................................      18
        2.10  Preservation of Property..................................................................      18
        2.11  Reservation of Shares.....................................................................      18
        2.12  Special Board Votes.......................................................................      19
        2.13  Termination of Certain Covenants..........................................................      19

3.  Covenants of the Investors..........................................................................      19
        3.1  Confidentiality............................................................................      19
        3.2  Public Announcements.......................................................................      19

4.  Miscellaneous.......................................................................................      20
        4.1  Successors and Assigns.....................................................................      20
        4.2  Governing Law..............................................................................      20
        4.3  Counterparts...............................................................................      20
        4.4  Titles and Subtitles.......................................................................      20
        4.5  Notices....................................................................................      20
        4.6  Expenses...................................................................................      21
        4.7  Entire Agreement: Amendments and Waivers...................................................      21

                                       i

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
4.8  Severability...............................................................................      21
4.9  Aggregation of Stock.......................................................................      21
4.10  Termination of Prior Agreement............................................................      21

                                       ii

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                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  THIS AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT (the "AGREEMENT") is made as of the 7th day of February, 2003 by and among Eyetech Pharmaceuticals, Inc., a Delaware corporation (the "COMPANY"), and the investors listed on Schedule A hereto, each of which is herein referred to as an "INVESTOR."

                                    RECITALS

                  WHEREAS, contemporaneously herewith, the Company and Pfizer Ireland Pharmaceuticals (the "NEW INVESTOR") are parties to the Series D Preferred Stock Purchase Agreement (the "SERIES D AGREEMENT"), which provides for, among other things, the purchase by the New Investor of shares of the Company's Series D Preferred Stock, $0.01 par value per share (the "SERIES D PREFERRED STOCK"). The Series D Agreement contemplates that upon the occurrence of certain events, the Company may issue another series of preferred stock to the Subsequent Investor (as such term is defined in the Series D Agreement), which is expected to be designated as Series E Preferred Stock (the "SERIES E PREFERRED STOCK");

                  WHEREAS, certain of the Investors (the "EXISTING INVESTORS") hold shares of the Company's Series A Preferred Stock, $0.01 par value per share (the "SERIES A PREFERRED STOCK"), Series B Preferred Stock, $0.01 par value per share (the "SERIES B PREFERRED STOCK"), Series C-1 Preferred Stock, $0.01 par value per share (the "SERIES C-1 PREFERRED STOCK"), and Series C-2 Preferred Stock, $0.01 par value per share (the "SERIES C-2 PREFERRED STOCK," and together with the Series C-1 Preferred Stock, the "SERIES C PREFERRED STOCK") and/or shares of Common Stock issued upon conversion thereof and possess registration rights and other rights pursuant to an Investors' Rights Agreement dated as of July 24, 2001 by and among the Company and the Existing Investors (the "PRIOR AGREEMENT"). For purposes of this Agreement, the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and, if issued, the Series E Preferred Stock are hereinafter sometimes referred to as the "PREFERRED STOCK";

                  WHEREAS, one of the conditions to the closing of the sale of the Series D Preferred Stock set forth in the Series D Agreement is that this Agreement must be executed and delivered by Existing Investors holding at least 66 2/3% of the "REGISTRABLE SECURITIES" (as such term is defined in the Prior Agreement) of the Company;

                  WHEREAS, in order to induce the Company and the Existing Investors to approve the issuance of the Series D Preferred Stock, and to induce the New Investor to enter into the Series D Agreement, the parties hereto hereby agree that this Agreement shall govern the rights of the Investors to cause the Company to register shares of Common Stock issued or issuable to them and certain other matters as set forth herein; and

                  WHEREAS, the parties hereto (which parties include Existing Investors holding at least 66 2/3% of the "REGISTRABLE SECURITIES" (as such term is defined in the Prior Agreement) of the Company) desire to amend and restate the Prior Agreement and to grant to the Investors the rights created pursuant hereto in lieu of the rights granted to them under the Prior Agreement.

                  NOW, THEREFORE, in consideration of the mutual promises and covenants set forth herein, the Existing Investors hereby agree that the Prior Agreement shall be superseded and replaced in its entirety by this Agreement, and the parties hereto further agree as follows:

                  1. Registration Rights. The Company covenants and agrees as follows:

                           1.1      Definitions. For purposes of this Section 1:

                           (a)      The term "ACT" means the Securities Act of
1933, as amended.

                           (b)      The term "FORM S-3" means such form under
the Act as in effect on the date hereof or any successor registration form under the Act subsequently adopted by the SEC that permits inclusion or incorporation of substantial information by reference to other documents filed by the Company with the SEC.

                           (c)      The term "HOLDER" means the Investors and
any successor to, assignee of or transferee of Registrable Securities held by such Investors in accordance with Section 1.11 hereof;

                           (d)      The term "INITIAL OFFERING" means the
Company's first firm commitment underwritten public offering of its Common Stock under the Act.

                           (e)      The term "1934 ACT" means the Securities
Exchange Act of 1934, as amended.

                           (f)      The terms "REGISTER," "REGISTERED," and
"REGISTRATION" refer to a registration effected by preparing and filing a registration statement or similar document in compliance with the Act, and the declaration or ordering of effectiveness of such registration statement or document.

                           (g)      The term "REGISTRABLE SECURITIES" means (i)
the Common Stock issuable or issued upon conversion of the Series A Preferred Stock, Series B Preferred Stock, Series C Preferred Stock, Series D Preferred Stock and, if issued pursuant to the terms of the Series D Agreement, the Series E Preferred Stock, and (ii) any Common Stock of the Company issued as (or issuable upon the conversion or exercise of any warrant, right or other security that is issued as) a dividend or other distribution with respect to, or in exchange for, or in replacement of, the shares referenced in subsection (i) above, excluding in all cases, however, any Registrable Securities sold by a person in a transaction in which his, her or its rights under this Section 1 are not assigned.

                           (h)      The number of shares of "REGISTRABLE
SECURITIES" outstanding shall be determined by the number of shares of Common Stock outstanding that are, and the number of shares of Common Stock issuable pursuant to then exercisable or convertible securities that are, Registrable Securities.

                           (i)      The term "SEC" means the Securities and
Exchange Commission.

                  1.2      Request for Registration.

                           (a)      Subject to the conditions of this Section
1.2, if the Company shall receive at any time after six (6) months after the effective date of the Initial Offering, a written request from the Holders of thirty-five percent (35%) or more of the Registrable Securities then outstanding (the "INITIATING HOLDERS") that the Company file a registration statement under the Act covering the registration of Registrable Securities with an anticipated aggregate offering price to the public (net of any underwriters' discounts or commissions) of at least $10,000,000, then the Company shall, within twenty (20) days of the receipt thereof, give written notice of such request to all Holders, and subject to the limitations of this Section 1.2, use all reasonable efforts to effect, as soon as practicable, the registration under the Act of all Registrable Securities that the Holders request to be registered in a written request received by the Company within twenty (20) days of the mailing of the Company's notice pursuant to this Section 1.2(a).

                           (b)      If the Initiating Holders intend to
distribute the Registrable Securities covered by their request by means of an underwriting, they shall so advise the Company as a part of their request made pursuant to this Section 1.2 and the Company shall include such information in the written notice referred to in Section 1.2(a). In such event the right of any Holder to include its Registrable Securities in such registration shall be conditioned upon such Holder's participation in such underwriting and the inclusion of such Holder's Registrable Securities in the underwriting (unless otherwise mutually agreed by a majority in interest of the Initiating Holders and such Holder) to the extent provided herein. All Holders proposing to distribute their securities through such underwriting shall enter into an underwriting agreement in reasonable and customary form with the underwriter or underwriters selected for such underwriting by a majority in interest of such Holders (which underwriter or underwriters shall be reasonably acceptable to the Company). Notwithstanding any other provision of this Section 1.2, if the underwriter advises the Company that marketing factors require a limitation of the number of securities underwritten (including Registrable Securities), then the Company shall so advise all Holders of Registrable Securities that would otherwise be underwritten pursuant hereto, and the number of shares that may be included in the underwriting shall be allocated to the Holders of such Registrable Securities on a pro rata basis based on the number of Registrable Securities originally requested to be included in such registration by such Holders. Any Registrable Securities excluded or withdrawn from such underwriting shall be withdrawn from the registration.

                           (c)      The Company shall not be required to effect
a registration pursuant to this Section 1.2:

                                    (i)      in any particular jurisdiction in
which the Company would be required to execute a general consent to service of process in effecting such registration, unless the Company is already subject to service in such jurisdiction and except as may be required under the Act;

                                    (ii)     after the Company has effected
three (3) registrations pursuant to this Section 1.2, and such registrations have been declared or ordered effective; provided, however, that any registrations in which the Holders were unable to sell at least 50% of the Registrable Securities requested to be included therein shall not count for purposes of this clause (ii);

                                    (iii)    during the period starting with the
date sixty (60) days prior (the "STARTING DATE") to the Company's good faith estimate of the date of the filing of, and ending on the earlier to occur of (A) the date that is ninety (90) days after the effective date or (B) a date not to exceed one hundred fifty (150) days after the Starting Date, a Company-initiated registration subject to Section 1.3 below, provided, however, that with respect to the Company's Initial Offering, such period shall be one hundred eighty (180) days, and provided, further, that the Company is actively employing in good faith all reasonable efforts to cause such registration statement to become effective;

                                    (iv)     if the Initiating Holders propose
to dispose of Registrable Securities that may be registered on Form S-3 pursuant to Section 1.4 hereof; or

                                    (v)      if the Company shall furnish to
Holders requesting a registration statement pursuant to this Section 1.2, a certificate signed by the Company's Chief Executive Officer or Chairman of the Board stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such registration statement to be effected at such time, in which event the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Initiating Holders, provided that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

                  1.3      Company Registration.

                           (a)      If (but without any obligation to do so) the
Company proposes to register (including for this purpose a registration effected by the Company for shareholders other than the Holders) any of its stock or other securities under the Act in connection with the public offering of such securities (other than a registration relating solely to the sale of securities to participants in a Company stock plan, a registration relating to a corporate reorganization or other transaction under Rule 145 of the Act, a registration on any form that does not include substantially the same information as would be required to be included in a registration statement covering the sale of the Registrable Securities, or a registration in which the only Common Stock being registered is Common Stock issuable upon conversion of debt securities that are also being registered), the Company shall, at such time, promptly give each Holder written notice of such registration. Upon the written request of each Holder given within twenty (20) days after delivery of such notice by the Company in accordance with Section 4.5, the Company shall, subject to the provisions of Section 1.3(c), use all reasonable efforts to cause to be registered under the Act all of the Registrable Securities that each such Holder (all such Holders collectively referred to herein as the "SELLING HOLDERS") has requested to be registered.

                           (b)      Right to Terminate Registration. The Company
shall have the right to terminate or withdraw any registration initiated by it under this Section 1.3 prior to the effectiveness of such registration whether or not any Holder has elected to include securities in such registration. The expenses of such withdrawn registration shall be borne by the Company in accordance with Section 1.7 hereof.

                           (c)      Underwriting Requirements. In connection
with any offering involving an underwriting of shares of the Company's capital stock, the Company shall not be required under this Section 1.3 to include any of the Selling Holders' securities in such underwriting unless they accept the terms of the underwriting as negotiated in good faith and agreed upon between the Company and the underwriters selected by it (or by other persons entitled to select the underwriters) and enter into an underwriting agreement in reasonable and customary form with an underwriter or underwriters selected by the Company, and then only in such quantity as the underwriters determine in their sole discretion will not jeopardize the success of the offering by the Company. If the total amount of securities, including Registrable Securities, requested by shareholders to be included in such offering exceeds the amount of securities sold other than by the Company that the underwriters determine in their sole discretion is compatible with the success of the offering, then the Company shall be required to include in the offering only that number of such securities, including Registrable Securities, that the underwriters determine in their sole discretion will not jeopardize the success of the offering (the securities so included to be apportioned pro rata among the Selling Holders according to the total amount of securities requested to be included therein by each Selling Holder or in such other proportions as shall mutually be agreed to by such Selling Holders), but in no event shall the amount of securities of the Selling Holders included in the offering be reduced below thirty percent (30%) of the total amount of securities included in such offering, unless such offering is the initial public offering of the Company's securities, in which case the Selling Holders may be excluded if the underwriters make the determination described above and no other shareholder's securities are included. For purposes of the preceding parenthetical concerning apportionment, for any selling shareholder that is a Holder of Registrable Securities and that is a partnership, limited liability company or corporation, the partners, retired partners, members, retired members and shareholders of such Holder, or the estates and family members of any such partners, retired partners, members, retired members and any trusts for the benefit of any of the foregoing persons shall be deemed to be a single "SELLING HOLDER," and any pro rata reduction with respect to such "SELLING HOLDER" shall be based upon the aggregate amount of Registrable Securities owned by all such related entities and individuals.

                  1.4 Form S-3 Registration. In case the Company shall receive from the Holders of at least twenty-five percent (25%) of the Registrable Securities a written request or requests that the Company effect a registration on Form S-3 and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company shall:

                           (a)      promptly give written notice of the proposed
registration, and any related qualification or compliance, to all other Holders; and

                           (b)      use all reasonable efforts to effect, as
soon as practicable, such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holders joining in such request as are specified in a written request given within twenty (20) days after receipt of such written notice from the Company, provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance, pursuant to this Section 1.4:

                                    (i)      if Form S-3 is not available for
such offering by the Holders;

                                    (ii)     if the Holders, together with the
holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public (net of any underwriters' discounts or commissions) of less than $3,000,000;

                                    (iii)    if the Company shall furnish to the
Holders a certificate signed by the Chief Executive Officer or Chairman of the Board of the Company stating that in the good faith judgment of the Board of Directors of the Company, it would be seriously detrimental to the Company and its shareholders for such Form S-3 Registration to be effected at such time, in which event the Company shall have the right to defer the filing of the Form S-3 registration statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 1.4; provided, however, that the Company shall not utilize this right more than once in any twelve (12) month period; or

                                    (iv)     if the Company has, within the
twelve (12) month period preceding the date of such request, already effected two (2) registrations on Form S-3 for the Holders pursuant to this Section 1.4.

                           (c)      Notwithstanding the foregoing, the Company
shall not be obligated to:

                                    (i)      cause a registration on Form S-3 to
become effective prior to ninety (90) days following the effective date of a Company-initiated registration (other than a registration effected solely to qualify an employee benefit plan or to effect a business combination pursuant to Rule 145);

                                    (ii)     cause a registration on Form S-3 to
become effective prior to expiration of ninety (90) days following the effective date of the most recent registration pursuant to a request under Section 1.2 of this Agreement or pursuant to a request by a holder of registration rights under any other agreement of the Company granting Form S-3 demand registration rights in which the Holders were given the opportunity to participate;

                                    (iii)    cause a registration on Form S-3 to
become effective prior to one hundred eighty (180) days following the effective date of a registration initiated by the holders of Registrable Securities under this Section 1.4; or

                                    (iv)     maintain and keep any such
registration on Form S-3 effective after the shorter of (A) ninety (90) days from the effective date of such registration statement or (B) that time reasonably necessary to permit the disposition of the Registrable Securities subject to such registration. Subject to the foregoing, the Company will use all reasonable efforts to effect promptly the registration of all shares of Registrable Securities on Form S-3 to the extent requested by the Holder or Holders thereof for purposes of disposition. In the event that the Company determines that market factors require a limitation on the number of shares to be underwritten, then shares shall be excluded from such registration and underwriting pursuant to the method described in Section 1.3(c).

                           (d)      Subject to the foregoing, the Company shall
file a registration statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 1.4 shall not be counted as requests for registration effected pursuant to Sections 1.2.

                  1.5 Obligations of the Company. Whenever required under this Section 1 to effect the registration of any Registrable Securities, the Company shall use all reasonable efforts to, as expeditiously as reasonably possible:

                           (a)      prepare and file with the SEC a registration
statement with respect to such Registrable Securities and use all reasonable efforts to cause such registration statement to become effective, and keep such registration statement effective for a period of up to ninety (90) days or, if earlier, until the distribution contemplated in the Registration Statement has been completed;

                           (b)      furnish, at least five (5) days before
filing a registration statement that registers such Registrable Securities, a draft prospectus relating thereto and any amendments or supplements (if any) relating to such registration statement or prospectus, to one (1) counsel selected by Holders of a majority of the Registrable Securities (other than the New Investor) covered by such registration statement (the "STOCKHOLDERS' COUNSEL") and to counsel selected by the New Investor if it is then still a holder of Registrable Securities copies of all such documents proposed to be filed (it being understood that such five (5) day period need not apply to successive drafts of the same document proposed to be filed so long as such successive drafts are supplied to Stockholders' Counsel in advance of the proposed filing by a period of time that is customary under the circumstances);

                           (c)      notify Stockholders' Counsel promptly in
writing (i) of any comments by the SEC with respect to such registration statement or prospectus, or any request by the SEC for the amending or supplementing thereof or for additional information with respect thereto, (ii) of the issuance by the SEC of any stop order suspending the effectiveness of such registration statement or prospectus or any amendment or supplement thereto or the initiation of any proceedings for that purpose and (iii) of the receipt by the Company of any notification with respect to the suspension of the qualification of such Registrable Securities for sale in any jurisdiction;

                           (d)      prepare and file with the SEC such
amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Act with respect to the disposition of all securities covered by such registration statement;

                           (e)      furnish to each Holder such numbers of
copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Act, and such other documents as such Holder may reasonably request in order to facilitate the disposition of Registrable Securities owned by such Holder;

                           (f)      use all reasonable efforts to register and
qualify the securities covered by such registration statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by any Holder, provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions where it would not otherwise be required to do so but for this subsection (f);

                           (g)      in the event of any underwritten public
offering, enter into and perform its obligations under an underwriting agreement, in reasonable and customary form, with the managing underwriter of such offering;

                           (h)      use all reasonable efforts to cause such
Registrable Securities to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company to enable the seller or sellers thereof to consummate the disposition of such Registrable Securities;

                           (i)      notify on a timely basis each Holder of
Registrable Securities covered by such registration statement at any time when a prospectus relating thereto is required to be delivered under the Act or the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such seller, prepare and furnish to such seller a reasonable number of such copies of a supplement or amendment of such prospectus as may be necessary so that, as thereafter delivered to the offerees of such shares, such prospectus shall not include an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing;

                           (j)      cause all such Registrable Securities
registered pursuant hereunder to be listed on each national securities exchange on which similar securities issued by the Company are then listed, or, if the securities of the Company are not listed on a national securities exchange, use all reasonable efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers, Inc., National Market System, or such other national securities exchange as the holders of a majority of such Registrable Securities included in such registration shall request;

                           (k)      provide a transfer agent and registrar for
all Registrable Securities registered pursuant hereunder and a CUSIP number for all such Registrable Securities, in each case not later than the effective date of such registration;

                           (l)      make available for inspection by any seller
of Registrable Securities all pertinent financial, business and other documents and records of the Company, and to use all reasonable efforts to cause the Company's employees, officers and directors to supply all information reasonably requested by any such seller in connection with the preparation of such registration statement; provided, however, that the Company shall not be obligated pursuant to this Section 1.5(l) to provide access to any information that it reasonably considers to be a trade secret or similar confidential information;

                           (m)      use all reasonable efforts to obtain from
its independent certified public accountants a "COLD COMFORT" letter in customary form and covering such matters of the type customarily covered by cold comfort letters (which shall be addressed to the underwriters, with a copy sent to each of the Holders selling Registrable Securities in such registration); and

                           (n)      use all reasonable efforts to obtain from
its counsel an opinion or opinions in customary form (which shall also be addressed to the underwriters, with a copy sent to each of the Holders selling Registrable Securities in such registration).

                  1.6 Information from Holder. It shall be a condition precedent to the obligations of the Company to take any action pursuant to this
Section 1 with respect to the Registrable Securities of any Selling Holder that such Holder shall furnish to the Company and the managing underwriter such information regarding itself, the Registrable Securities held by it, and the intended method of disposition of such securities as shall be required to effect the registration of such Holder's Registrable Securities.

                  1.7 Expenses of Registration. All expenses other than underwriting discounts and commissions incurred in connection with registrations, filings or qualifications pursuant to Sections 1.2, 1.3 and 1.4, including (without limitation) all registration, filing and qualification fees, printers' and accounting fees, fees and disbursements of counsel for the Company and the reasonable fees and disbursements of the Stockholders' Counsel shall be borne by the Company. Notwithstanding the foregoing, the Company shall not be required to pay for any expenses of any registration proceeding begun pursuant to Section 1.2 if the registration request is subsequently withdrawn at the request of the Initiating Holders holding a majority of the Registrable Securities held by such Initiating Holders (in which case all participating Holders shall bear such expenses pro rata based upon the number of Registrable Securities that were requested to be registered in the withdrawn registration) and such withdrawn registration shall not count as a registration under Section
1.2 for the purposes of subsection 1.2(c)(ii), unless, in the case of a registration requested under Section 1.2, the Holders of a majority of the Registrable Securities agree to forfeit their right to one demand registration pursuant to Section 1.2, provided, however, that if at the time of such withdrawal, the Holders have learned of a material adverse change in the condition, business, or prospects of the Company from that known to the Holders at the time of their request and have withdrawn the request with reasonable promptness as a result thereof, then the Holders shall not be required to pay any of such expenses and shall retain their rights pursuant to Section 1.2 or 1.4.

                  1.8 Delay of Registration. No Holder shall have any right to obtain or seek an injunction restraining or otherwise delaying any such registration as the result of any controversy that might arise with respect to the interpretation or implementation of this Section 1.

                  1.9 Indemnification. In the event any Registrable Securities are included in a registration statement under this Section 1:

                           (a)      To the extent permitted by law, the Company
will indemnify and hold harmless each Holder, the partners or officers, directors and shareholders of each Holder, legal counsel and accountants for each Holder, any underwriter (as defined in the Act) for such Holder and each person, if any, who controls such Holder or underwriter within the meaning of the Act or the 1934 Act, against any losses, claims, damages or liabilities (joint or several) to which they may become subject under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages, or liabilities (or actions in respect thereof) arise out of or are based upon any of the following statements, omissions or violations (collectively a "VIOLATION"): (i) any untrue statement or alleged untrue statement of a material fact contained in such registration statement, including any preliminary prospectus or final prospectus contained therein or any amendments or supplements thereto, (ii) the omission or alleged omission to state therein a material fact required to be stated therein, or necessary to make the statements therein not misleading, or (iii) any violation or alleged violation by the Company of the Act, the 1934 Act, any state securities laws or any rule or regulation promulgated under the Act, the 1934 Act or any state securities laws; and the Company will promptly reimburse, as incurred, each such Holder, underwriter, controlling person or other indemnified person for any legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(a) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Company (which consent shall not be unreasonably withheld), nor shall the Company be liable in any such case for any such loss, claim, damage, liability or action to the extent that it arises out of or is based upon a Violation that occurs in reliance upon and in conformity with written information furnished expressly for use in connection with such registration by any such Holder, underwriter or controlling person; provided, further, however, that the foregoing indemnity agreement with respect to any preliminary prospectus shall not inure to the benefit of any Holder or underwriter, or any person controlling such Holder or underwriter, from whom the person asserting any such losses, claims, damages or liabilities purchased shares in the offering, if a copy of the prospectus (as then amended or supplemented if the Company shall have timely furnished any amendments or supplements thereto) was not sent or given by or on behalf of such Holder or underwriter to such person, if required by law so to have been delivered, at or prior to the written confirmation of the sale of the shares to such person, and if the prospectus (as so amended or supplemented) would have cured the defect giving rise to such loss, claim, damage or liability.

                           (b)      To the extent permitted by law, each Selling
Holder, severally and not jointly, will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the registration statement, each person, if any, who controls the Company within the meaning of the Act, legal counsel and accountants for the Company, any underwriter, any other Holder selling securities in such registration statement, legal counsel and accountants for such other Holder and any controlling person of any such underwriter or other

Holder, against any losses, claims, damages or liabilities (joint or several) to which any of the foregoing persons may become subject, under the Act, the 1934 Act or any state securities laws, insofar as such losses, claims, damages or liabilities (or actions in respect thereto) arise out of or are based upon any Violation, in each case to the extent (and only to the extent) that such Violation occurs in reliance upon and in conformity with written information furnished by such Holder expressly for use in connection with such registration; and each such Holder will reimburse any person intended to be indemnified pursuant to this subsection l.9(b) for any legal or other expenses reasonably incurred by such person in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that the indemnity agreement contained in this subsection l.9(b) shall not apply to amounts paid in settlement of any such loss, claim, damage, liability or action if such settlement is effected without the consent of the Holder (which consent shall not be unreasonably withheld), provided, further, that in no event shall any indemnity under this subsection l.9(b) exceed the net proceeds from the offering received by such Holder.

                           (c)      Promptly after receipt by an indemnified
party under this Section 1.9 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 1.9, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so desires, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties, and after notice from the indemnifying party to such indemnified party of its election to so assume the defense thereof, the indemnifying party shall not be responsible for any legal or other expenses subsequently incurred by the indemnified party in connection therewith; provided, however, that an indemnified party (together with all other indemnified parties that may be represented without conflict by one counsel) shall have the right to retain one separate counsel, with the fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if (and only to the extent that it is) materially prejudicial to its ability to defend such action, shall relieve such indemnifying party of liability to such extent to the indemnified party under this Section 1.9, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 1.9. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of each indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation, provided that no indemnifying party shall, without the prior written consent of the indemnified party, agree to the entry of any judgment, settlement, compromise or decree that provides for injunctive or other nonmonetary relief affecting the indemnified party.

                           (d)      If the indemnification provided for in this
Section 1.9 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage or expense in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such loss, liability, claim, damage or expense, as well as any other relevant equitable considerations; provided, however, that the maximum amount of liability in respect of such contribution shall be limited, in the case of each seller of Registrable Shares, to an amount equal to the net proceeds received by such seller from the sale of Registrable Securities effected pursuant to such registration. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission.

                           (e)      Notwithstanding the foregoing, to the extent
that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with the underwritten public offering are in conflict with the foregoing provisions, the provisions in the underwriting agreement shall control.

                           (f)      The obligations of the Company and Holders
under this Section 1.9 shall survive the completion of any offering of Registrable Securities in a registration statement under this Section 1, and otherwise.

                  1.10 Reports Under Securities Exchange Act of 1934. With a view to making available to the Holders the benefits of Rule 144 promulgated under the Act and any other rule or regulation of the SEC that may at any time permit a Holder to sell securities of the Company to the public without registration or pursuant to a registration on Form S-3, the Company agrees to use all reasonable efforts to:

                           (a)      make and keep public information available,
as those terms are understood and defined in SEC Rule 144, at all times after the effective date of the Initial Offering;

                           (b)      file with the SEC in a timely manner all
reports and other documents required of the Company under the Act and the 1934 Act; and

                           (c)      furnish to any Holder, so long as the Holder
owns any Registrable Securities, forthwith upon request (i) a written statement by the Company that it has complied with the reporting requirements of SEC Rule 144 (at any time after the effective date of the first registration statement filed by the Company), the Act and the 1934 Act (at any time after it has become subject to such reporting requirements), or that it qualifies as a registrant whose securities may be resold pursuant to Form S-3 (at any time after it so qualifies), (ii) a copy of the most recent annual or quarterly report of the Company and such other reports and documents so filed by the Company, and (iii) such other information as may be reasonably requested in availing any Holder of any rule or regulation of the SEC that permits the selling of any such securities without registration or pursuant to such form.

                  1.11 Assignment of Registration Rights. Provided that the Company is given prior written notice of such assignment, the rights to cause the Company to register Registrable Securities pursuant to this Section 1 may be assigned (but only with all related obligations) by a Holder to a transferee or assignee of such securities that (i) is a subsidiary, parent, partner, limited partner, retired partner, shareholder, other affiliate or entity under common investment management of a Holder, (ii) is a Holder's family member or trust for the benefit of an individual Holder, or (iii) after such assignment or transfer, holds the lesser of (A) shares of Registrable Securities with an aggregate original purchase price of $1,000,000 or (B) at least fifty percent (50%) of the shares of Registrable Securities originally issued to such transferor or assignor (subject to appropriate adjustment for stock splits, stock dividends, combinations and other recapitalizations), provided, that: (a) the Company is, within a reasonable time after such transfer, furnished with written notice of the name and address of such transferee or assignee and the securities with respect to which such registration rights are being assigned; (b) such transferee or assignee agrees in writing to be bound by and subject to the terms and conditions of this Agreement, including without limitation the provisions of
Section 1.13 below; and (c) such assignment shall be effective only if immediately following such transfer the further disposition of such securities by the transferee or assignee is restricted under the Act.

                  1.12 Limitations on Subsequent Registration Rights. From and after the date of this Agreement, the Company shall not, without the prior written consent of the Holders of a majority of the Registrable Securities (the "Consenting Holders"), enter into any agreement with any holder or prospective holder of any securities of the Company that would allow such holder or prospective holder (a) to include such securities in any registration filed under Section 1.3 hereof, unless under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that the inclusion of such securities will not reduce the amount of the Registrable Securities of the Holders that are included or (b) to demand registration of their securities; it being understood and agreed that the Consenting Holders shall not be permitted to consent to any grant of subsequent registration rights described in clauses (a) or (b) of this Section 1.12 which would treat any Holder in a manner different from the Consenting Holders, without the consent of the Holder so affected.

                  1.13 "Market Stand-Off" Agreement. Each Holder hereby agrees that it will not, without the prior written consent of the managing underwriter, during the period commencing on the date of the final prospectus relating to the Company's Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (l80) days) (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Common Stock, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. Notwithstanding anything to the contrary above, a Holder may transfer to its affiliates shares of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock within the period specified above, provided such transfer is made in accordance with Section 3.7 of the Series D Agreement (with respect to transfers of Series D Preferred Stock or Series E Preferred Stock or the Common Stock issuable upon conversion thereof) or the comparable provisions of the purchase agreement pursuant to which the Existing Investors acquired their securities from the Company (with respect to transfers of Preferred Stock (other than Series D Preferred Stock or Series E Preferred Stock) and other securities exercisable for such Preferred Stock, or Common Stock issuable upon conversion or exercise thereof). The foregoing provisions of this Section 1.13 shall apply only to the Company's initial public offering of equity securities, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) shareholders of the Company enter into similar agreements. Any discretionary waiver or termination by the Company or representative of the underwriters of the restrictions in this Section 1.13 shall apply to all persons subject to such restrictions pro rata based on the number of shares of Common Stock (and/or shares of Common Stock into which such Registrable Shares are convertible) subject to such restrictions.

         The underwriters in connection with the Company's initial public offering are intended third party beneficiaries of this Section 1.13 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. In order to enforce the foregoing covenant, the Company may impose stop-transfer instructions with respect to the Registrable Securities of each Holder (and the shares or securities of every other person subject to the foregoing restriction) until the end of such period. Notwithstanding anything to the contrary in this Section 1.13, a Holder that is an entity whose business consists primarily of investing and trading securities shall not be restricted by this Section 1.13 in trading securities of the Company (that are not otherwise Registrable Shares hereunder) that such Holder acquires in or after the Company's initial public offering.

                  1.14 Termination of Registration Rights. No Holder shall be entitled to exercise any right provided for in this Section 1 after five (5) years following the consummation of the Initial Offering or, as to any Holder, such earlier time at which all Registrable Securities held by such Holder (and any affiliate of the Holder with whom such Holder must aggregate its sales under Rule 144) can be sold in any three (3) month period without registration in compliance with Rule 144 of the Act.

         2.       Covenants of the Company.

                  2.1 Delivery of Financial Statements. The Company shall deliver to each Investor:

                           (a)      as soon as practicable, but in any event
within ninety (90) days after the end of each fiscal year of the Company, an income statement for such fiscal year, a balance sheet of the Company and statement of shareholder's equity as of the end of such year, and a statement of cash flows for such year, such year-end financial reports to be in reasonable detail, prepared in accordance with generally accepted accounting principles ("GAAP"), and audited and certified by independent public accountants of nationally recognized standing selected by the Company;

                           (b)      as soon as practicable, but in any event
within forty-five (45) days after the end of each of the first three (3) quarters of each fiscal year of the Company, an unaudited income statement, statement of cash flows for such fiscal quarter and an unaudited balance sheet as of the end of such fiscal quarter;

                           (c)      upon request, within forty-five (45) days of
the end of each month, an unaudited income statement and statement of cash flows and balance sheet for and as of the end of such month, in reasonable detail;

                           (d)      as soon as practicable, but in any event at
least thirty (30) days prior to the end of each fiscal year, a budget and business plan for the next fiscal year, prepared on a monthly basis, including balance sheets, income statements and statements of cash flows for such months and, as soon as prepared, any other budgets or revised budgets prepared by the Company;

                           (e)      with respect to the financial statements
called for in subsections (b)and (c) of this Section 2.1, an instrument executed by the Chief Financial Officer or President of the Company certifying that such financials were prepared in accordance with GAAP consistently applied with prior practice for earlier periods (with the exception of footnotes that may be required by GAAP) and fairly present the financial condition of the Company and its results of operation for the period specified, subject to year-end audit adjustment; and

                           (f)      such other information relating to the
financial condition, business, prospects or corporate affairs of the Company as the Investor or any assignee of the Investor may from time to time request, provided, however, that the Company shall not be obligated under this subsection
(f) or any other subsection of this Section 2.1 to provide information that it deems in good faith to be a trade secret or similar confidential information.

                  2.2 Inspection. The Company shall permit each Investor that holds shares of Preferred Stock (and/or Common Stock issued upon conversion thereof) with an aggregate original purchase price of $1,000,000 to visit and inspect the Company's properties, to examine its books of account and records and to discuss the Company's affairs, finances and accounts with its officers, all at such reasonable times as may be requested by the Investor; provided, however, that the Company shall not be obligated pursuant to this Section 2.2 to provide access to any information that it reasonably considers to be a trade secret or similar confidential information.

                  2.3 Right of First Offer. Subject to the terms and conditions specified in this Section 2.3, the Company hereby grants to each Major Investor (as hereinafter defined) a right of first offer with respect to future sales by the Company of its Shares (as hereinafter defined). For purposes of this Section 2.3, a Major Investor shall mean any Investor or transferee that holds shares of Preferred Stock (or the Common Stock issued upon conversion thereof) with an aggregate original purchase price of $1,000,000 (as adjusted for stock splits, stock dividends, combinations and other recapitalizations). For purposes of calculating holdings under this Section 2.3, an Investor's holdings shall include Shares held by any general partners and affiliates or entities under common investment management of such Investor. An Investor shall be entitled to apportion the right of first offer hereby granted it among itself and its partners and affiliates or entities under common investment management in such proportions as it deems appropriate.

                  Each time the Company proposes to offer any shares of, or securities convertible into or exchangeable or exercisable for any shares of, any class of its capital stock (the "SHARES"), the Company shall first make an offering of such Shares to each Major Investor in accordance with the following provisions.

                           (a)      The Company shall deliver a notice in
accordance with Section 4.5 (the "NOTICE") to the Major Investors stating (i) its bona fide intention to offer such Shares, (ii) the number of such Shares to be offered, and (iii) the price and terms upon which it proposes to offer such Shares.

                           (b)      By written notification received by the
Company, within twenty (20) calendar days after receipt of the Notice, the Major Investor may elect to purchase or obtain, at the price and on the terms specified in the Notice, up to that portion of such Shares that equals the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock or upon exercise of warrants to purchase Preferred Stock then held, by such Major Investor bears to the total number of shares of Common Stock of the Company then outstanding (assuming full conversion of all outstanding convertible securities and full exercise of all outstanding options, warrants and all other exercisable securities). The Company shall promptly, in writing, inform each Major Investor that elects to purchase all the shares available to it (a "FULLY-EXERCISING INVESTOR") of any other Major Investor's failure to do likewise. During the ten (10) day period commencing after such information is given, each Fully-Exercising Investor may elect to purchase that portion of the Shares for which Major Investors were entitled to subscribe but which were not subscribed for by the Major Investors that is equal to the proportion that the number of shares of Common Stock issued and held, or issuable upon conversion of the Preferred Stock or upon exercise of warrants to purchase Preferred Stock then held, by such Fully-Exercising Investor bears to the total number of shares of Common Stock issued or and held, or issuable upon conversion of the Preferred Stock or upon exercise of warrants to purchase Preferred Stock then held, by all Fully-Exercising Investors who wish to purchase some of the unsubscribed shares.

                           (c)      If all Shares that Investors are entitled to
purchase pursuant to subsection 2.3(b) are not elected to be purchased as provided in subsection 2.3(b) hereof, the Company may, during the ninety (90) day period following the expiration of the period provided in subsection 2.3(b) hereof, offer the remaining unsubscribed portion of such Shares to any person or persons at a price not less than, and upon terms no more favorable to the offeree than those specified in the Notice. If the Company does not enter into an agreement for the sale of the Shares within such period, or if such agreement is not consummated within thirty (30) days of the execution thereof, the right provided hereunder shall be deemed to be revived and such Shares shall not be offered unless first reoffered to the Major Investors in accordance herewith.

                           (d)      The right of first offer in this Section 2.3
shall not be applicable to (i) the issuance or sale of shares of Common Stock (or options therefor) to employees, consultants or directors (if in transactions with primarily non-financing purposes) of the Company directly or pursuant to a stock plan or restricted stock plan approved by the Board of Directors of the Company; (ii) the issuance of securities pursuant to a bona fide, firmly underwritten public offering of shares of Common Stock, registered under the Act, at an offering price of at least $12.00 per share (appropriately adjusted for any stock split, dividend, combination or other recapitalization) and resulting in proceeds to the Company of at least $40,000,000 in the aggregate, (iii) the issuance of securities pursuant to the conversion or exercise of convertible or exercisable securities,
(iv) the issuance of securities in connection with a bona fide business acquisition of or by the Company, whether by merger, consolidation, sale of assets, sale or exchange of stock or otherwise, that is approved by the Board of Directors of the Company, (v) the issuance of stock, warrants or other securities or rights to persons or entities with which the Company has strategic business relationships, pursuant to agreements outstanding as of the date hereof or subsequently approved by the Board of Directors of the Company and, from the date hereof, do not exceed in the aggregate seven percent (7%) of the outstanding capital stock of the Company at any time or (vi) the issuance of stock, warrants or other securities issued to equipment lessors, a bank or similar financial institution from which a credit line or bank loan is provided to the Company, or real estate lessors, provided that such issuances are for other than primarily equity financing purposes and are approved by the Board of Directors of the Company and, from the date hereof, do not exceed in the aggregate two percent (2%) of the outstanding capital stock of the Company at any time.

                           (e)      Notwithstanding anything in this Agreement
to the contrary, if the New Investor qualifies as a Major Investor at the time the Company proposes to offer Shares under this Section 2.3, in no event shall the New Investor have the right to acquire any Shares hereunder to the extent that the aggregate number of shares of capital stock of the Company held by New Investor and its affiliates, directly or indirectly, following such acquisition would exceed ten percent (10%) of the total outstanding shares of Common Stock, determined on a fully-diluted basis (i.e., assuming the conversion into shares of Common Stock of all outstanding shares of Preferred Stock and other convertible securities of the Company and the exercise of all options, warrants and other rights to purchase shares of capital stock of the Company which are outstanding under any stock option or other stock incentive plans approved by the Board of Directors).

                  2.4 Stock Plan. From the date hereof until July 23, 2003, the Company shall not issue options for the purchase of Common Stock in excess of 4,976,563 shares.

                  2.5 Compensation Committee. The Compensation Committee shall be comprised of three (3) members of the Board of Directors; provided, that, one (1) member of such Compensation Committee shall be selected by majority vote of the directors elected by the holders of Common Stock and Series A Preferred Stock and at least two (2) members of such Compensation Committee shall be selected by majority vote of the director elected by the holders of Series B Preferred Stock (the "SERIES B DIRECTOR") and the directors elected by the holders of Series C Preferred Stock (the "SERIES C DIRECTORS"), which initially shall be one of the Series C Directors designated by J.P. Morgan Partners (BHCA), L.P. ("J.P. MORGAN") and one director selected by the Series B Director and Series C Directors that is not a J. P Morgan representative.

                  2.6 Preservation of Corporate Existence. The Company shall preserve and maintain its corporate existence, rights, franchises and privileges in the jurisdiction of its incorporation, and qualify and remain qualified, and cause each subsidiary to qualify and remain qualified, as a foreign corporation in each jurisdiction in which such qualification is necessary or desirable in view of its business and operations or the ownership or lease of its properties; provided, however, that nothing in this Section 2.6 shall be deemed to preclude any merger, consolidation, liquidation or sale (subject to it not being a sale of substantially all of the assets of the Company and its subsidiaries, taken as a whole) of any subsidiary if such action is approved by the Board of Directors of the Company as being in the best interest of the Company.

                  2.7 Intellectual Property. The Company shall preserve and maintain all licenses and other rights to use patents, processes, licenses, permits, trademarks, trade names, inventions, intellectual property rights or copyrights owned or possessed by it and deemed by the Company to be necessary to the conduct of its business or the business of its subsidiaries taken as a whole.

                  2.8 Compliance with Laws. The Company shall comply with the requirements of all applicable laws, rules, regulations and orders of any governmental authority, noncompliance with which could materially adversely affect the business or condition, financial or otherwise, of the Company and its subsidiaries, taken as a whole.

                  2.9 Payment of Taxes. The Company shall deposit all taxes due to any governmental unit with respect to compensation paid to any employee of the Company on or before the due date therefor. The Company agrees to pay or cause to be paid all taxes, assessments and other governmental charges levied upon any of its properties or assets, or in respect of its franchises, businesses, income or profits before the same become delinquent, except that (unless and until foreclosure, sale or other similar proceedings shall have been commenced) no such charge need be paid if being contested in good faith and by appropriate proceedings promptly initiated and diligently conducted, and if appropriate reserves have been established therefor on the books of the Company to the extent required by GAAP.

                  2.10 Preservation of Property. The Company shall preserve, protect and maintain all of its properties necessary or useful in the proper conduct of its business in good working order and condition, with the exception of (i) ordinary wear and tear and (ii) casualty losses covered by insurance, allowing for reasonable deductibles; provided that the Company shall not be required to do so with respect to any property if Board of Directors shall determine that the preservation of such property is no longer desirable in the conduct of the business of the Company as a whole.

                  2.11 Reservation of Shares. The Company shall at all times reserve and keep available, solely for issuance and delivery upon the conversion of the Preferred Stock and exercise of all outstanding warrants, all Common Stock, Series B Preferred Stock, Series C-1 Preferred Stock and Series C-2 Preferred Stock issuable from time to time upon such conversion or exercise.

                  2.12 Special Board Votes. (i) The following actions shall not be taken by the Company unless it has obtained the affirmative approval and vote of at least 66 2/3% of the entire Board of Directors:

                           (A)      any acquisition by the Company of any other
company or entity pursuant to acquisition of stock or of all or substantially all of the assets of such other company or entity, when the aggregate consideration paid is in excess of $10,000,000 (and, in cases where such consideration does not consist of cash or marketable securities, the value shall be as determined in good faith by a majority of the Board of Directors); and

                           (B)      any transaction between the Company and any
employee at the director or more senior level (a "SENIOR EMPLOYEE"), officer or director of the Company, or any affiliate thereof, other than (1) offers or agreements of employment, including all terms associated therewith, (2) all compensation related matters, (3) stock option grants to Senior Employees, officers or directors (including loans for the exercise of options), (4) advances for travel, entertainment and other such matters in the ordinary course of business, (5) loans to, or loan guarantees for the benefit of, any person who is a Senior Employee, officer or director of the Company not in excess of $100,000, and (6) loans made in connection with the initial employment offer to, or loan guarantees made in connection with the initial employment offer for the benefit of, any Senior Employee, officer or director of the Company hired after the date hereof.

                  (ii) The affirmative approval of a majority of the entire Board of Directors shall be required to approve the Company's annual budget.

                  2.13 Termination of Covenants. The covenants set forth in this Section 2 shall terminate as to the Investors and be of no further force or effect upon the closing of a firm commitment underwritten public offering pursuant to an effective registration statement under the Act or when the Company first becomes subject to the periodic reporting requirements of Sections 12(g) or 15(d) of the 1934 Act, whichever event shall first occur; provided that any party's liability for breaches of this Agreement shall survive for a period of 90 days following any such termination.

         3.       Covenants of the Investors.

                  3.1 Confidentiality. Except as may be required by any law or regulation or as otherwise agreed in writing by the Company, each Investor agrees that it will maintain the confidentiality of any proprietary information of the Company obtained by it, pursuant to this Agreement or by virtue of its relationship as a stockholder of the Company, which is not otherwise lawfully available from other sources, subject to the disclosure of information as required by law or the order of any court or governmental authority or upon request or requirement of any governmental agency having regulatory authority over such Investor or any rating agency or the disclosure of information of a non-technical nature, including summary financial information, which such Investor may disclose to its partners and/or stockholders.

                  3.2 Public Announcements. Each Investor hereby agrees that, except as otherwise required by law or regulation (including without limitations, the regulations of any stock exchange on which the Investor's securities are then listed), neither it nor any of its affiliates will (a) except as may otherwise have been agreed in writing by the Company, issue any press release or public announcement with respect to the sale of Series D Preferred Stock or the transactions contemplated by the Series D Agreement (the "SERIES D TRANSACTIONS") without the prior written consent of the Company and the New Investor or (b) issue any public announcement or press release that includes the name of any other Investor (the "NAMED INVESTOR") without the prior written consent to such use by the Named Investor, which consent under clause
(a) above shall not be unreasonably delayed or withheld; provided, however, (i) nothing in the foregoing shall prevent an Investor from disclosing the existence and general terms of its investment in the Company to its shareholders, affiliates, limited partners, and entities under common control so long as such disclosures are made subject to clause (b) above only with respect to a Named Investor; and provided, further, that (ii) after such time as either the Company or the New Investor issues a press release with respect to the Series D Transactions, each Investor will be relieved of its obligation to seek the consent of the Company and the New Investor under clause (a) above but will still be required to comply with clause (b) but only with respect to Named Investors. Subject to the foregoing, each Investor shall provide the Company and the New Investor with a copy of any press release or public announcement it makes with respect to the Series D Transactions at the time it issues such release or announcement.

         4.       Miscellaneous.

                  4.1 Successors and Assigns. Except as otherwise provided herein, the terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties (including transferees of any shares of Registrable Securities). Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

                  4.2 Governing Law. This Agreement shall be governed by and construed under the laws of the State of New York as applied to agreements among New York residents entered into and to be performed entirely within New York.

                  4.3 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

                  4.4 Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

                  4.5 Notices. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or upon delivery by confirmed facsimile transmission, nationally recognized overnight courier service, or three (3) business days after deposit with the United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified at the address indicated for such party on the signature page hereof, or at such other address as such party may designate by ten (10) days' advance written notice to the other parties.

                  4.6 Expenses. If any action at law or in equity is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs and necessary disbursements in addition to any other relief to which such party may be entitled.

                  4.7 Entire Agreement: Amendments and Waivers. This Agreement (including the Exhibits hereto, if any) constitutes the full and entire understanding and agreement among the parties with regard to the subject matter hereof and thereof. Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the holders of at least 66-2/3% of the Registrable Securities; provided, however, that (a) the right of the directors appointed by the holders of Common Stock and Series A Preferred Stock to designate a member to the Compensation Committee of the Board of Directors pursuant to Section 2.5(a) hereof may not be amended without the written consent of at least 66-2/3% of the Registrable Securities held by David Guyer, Martin Glick, John McLaughlin and Samir Patel and (b) the right of the directors appointed by the holders of Series B Preferred Stock and Series C Preferred Stock to designate two (2) members to the Compensation Committee of the Board of Directors pursuant to Section 2.5(a) hereof may not be amended without the written consent of at least 66-2/3% of the Series B Preferred Stock and Series C Preferred Stock (voting together as a single class); provided, further, that in the event any amendment or waiver hereof treats any Holder in a manner different from any other Holder, such amendment or waiver shall also require the written consent of the Holder so affected. Any amendment or waiver effected in accordance with this Section shall be binding upon each holder of any Registrable Securities, each future holder of all such Registrable Securities, and the Company. Notwithstanding the foregoing, the provisions of Section 1.12 hereof may not be amended without the written consent of the New Investor.

                  4.8 Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision was so excluded and shall be enforceable in accordance with its terms.

                  4.9 Aggregation of Stock. All shares of Registrable Securities held or acquired by affiliated entities or persons, or entities under common investment management, shall be aggregated together for the purpose of determining the availability of any rights under this Agreement.

                  4.10 Termination of Prior Agreement. The Prior Agreement is hereby terminated and superseded in its entirety by this Agreement. Each party to this Agreement hereby waives under the Prior Agreement its right to notice of, and to purchase, its "PRO RATA SHARE" of the "SECURITIES" issued or issuable pursuant to the Series D Agreement, including the

NDA Shares and the Post-IPO Shares (as defined therein). To the knowledge of the Company, no party to the Prior Agreement was in default thereunder immediately prior to the termination thereof pursuant to this Section.

                          [Signature Pages to Follow.]

                  IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        EYETECH PHARMACEUTICALS, INC.

                                        By: /s/ DAVID R. GUYER
                                            ------------------------------------
                                            Name: David R. Guyer
                                            Title: CEO

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first written above.

                                        PFIZER IRELAND PHARMACEUTICALS

                                        By: /s/ CIARAN KEANEY
                                            ---------------------------------
                                            Name: Ciaran Keaney
                                            Title: Company Secretary

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                        J.P. MORGAN PARTNERS (BHCA), L.P.

                                        By: JPMP MASTER FUND MANAGER, L.P.,
                                            ITS GENERAL PARTNER

                                        By: JPMP CAPITAL CORP.,
                                            ITS GENERAL PARTNER

                                        By:    /s/ DAMION E. WICKER, M.D.
                                            ------------------------------------
                                            Name: Damion E. Wicker, M.D.
                                            Title: Partner

                               Address: 1221 Avenue of the Americas, 39th Floor
                                        New York, NY 10020-1080
                                        Attention: Official Notices Clerk
                                        (fbo Srinivas Akkaraju)

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

               Executed as of the date first above written.

                                  ALTA BIOPHARMA PARTNERS II, L.P.

                                  By: Alta BioPharma Management Partners II, LLC
                                      Its General Partner

                                  By: /s/ [ILLEGIBLE]
                                      -----------------------------------------
                                      Director

                                  ALTA EMBARCADERO BIOPHARMA PARTNERS II, LLC

                                  By: /s/ HILARY STRAIN
                                      ----------------------------------
                                      V.P. of Finance & Admin.

                         Address: One Embarcadero Center, Suite 4050
                                  San Francisco, CA 94111

              SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
             AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                  16-Dec-2002          BIOTECH GROWTH N.V.

                                       By:  /s/ ANDERS HOVE
                                            ------------------------------------
                                            Title: Signatory Authority

                                       By:  /s/ A. HOVE
                                            ------------------------------------
                                            Title: Signatory Authority

                              Address: Bellevue Asset Management
                                       Grafenauweg 4
                                       Postfach 6201
                                       Zug
                                       Switzerland
                                       Attention: Anders Hove

                              Address: Bellevue Research
                                       111 Huntington Avenue
                                       Suite 510
                                       Boston, MA 02199-7610
                                       Attention: Michael Mullen

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                             MPM BIOVENTURES II, L.P.

                             By: MPM Asset Management II, L.P.,
                                 its General Partner

                             By: MPM Asset Management II LLC,
                                 its General Partner

                             By:  /s/ KURT C. WHEELER
                                  ---------------------------------------
                                  Name: Kurt C. Wheeler
                                  Title: Investment Manager

                             MPM BIOVENTURES II-QP, L.P.

                             By: MPM Asset Management II, L.P.,
                                 its General Partner

                             By: MPM Asset Management II LLC,
                                 its General Partner

                             By: /s/ KURT C. WHEELER
                                 ---------------------------------------
                                 Name: Kurt C. Wheeler
                                 Title: Investment Manager

                             MPM BIOVENTURES GMBH & CO.
                             PARALLEL-BETEILIGUNGS KG

                             By: MPM Asset Management II, L.P.,
                                 in its capacity as the Special Limited Partner

                             By: MPM Asset Management II LLC,
                                 its General Partner

                             By: /s/ KURT C. WHEELER
                                 ---------------------------------------
                                 Name: Kurt C. Wheeler
                                 Title: Investment Manager

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                MPM ASSET MANAGEMENT INVESTORS 2001 LLC

                                By: /s/ KURT C. WHEELER
                                    ---------------------------------------
                                    Name: Kurt C. Wheeler
                                    Title: Investment Manager

                       Address: 601 Gateway Blvd., # 350
                                San Francisco, CA 94080

                                MPM BIOEQUITIES MASTER FUND LP

                                By: MPM BioEquities Advisor LLC

                                By: /s/ KURT VON EMSTER
                                   ---------------------------------------
                                   Name: Kurt von Emster
                                   Title: Managing Member

                       Address: 601 Gateway Blvd., # 350
                                San Francisco, CA 94080

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                              SCHRODER VENTURES INTERNATIONAL LIFE SCIENCES FUND II LP1

                              By: Schroder Venture Managers Inc. as
                                  General Partner

                              By: /s/ NICOLA WALKER          /s/ GARY CARR
                                  ----------------------------------------------
                                  Name: N. Walker            G. Carr
                                  Title: Director & Vice President

                              SCHRODER VENTURES INTERNATIONAL
                              LIFE SCIENCES FUND II LP2

                              By: Schroder Venture Managers Inc. as
                                  General Partner

                              By: /s/ NICOLA WALKER          /s/ GARY CARR
                                  ----------------------------------------------
                                  Name: N. Walker            G. Carr
                                  Title: Director & Vice President

                              SCHRODER VENTURES INTERNATIONAL
                              LIFE SCIENCES FUND II LP3

                              By: Schroder Venture Managers Inc. as
                                  General Partner

                              By: /s/ NICOLA WALKER          /s/ GARY CARR
                                  ----------------------------------------------
                                  Name: N. Walker            G. Carr
                                  Title: Director & Vice President

                              SCHRODER VENTURES INVESTMENTS LIMITED

                              By: SV (Nominees) Limited as Nominee of

                              By:  _____________________________________________
                                   Name:
                                   Title:

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                               SCHRODER VENTURES INTERNATIONAL LIFE SCIENCES FUND II GROUP CO-INVESTMENT SCHEME

                               By: SITCO Nominees Ltd. - VC 01903 as
                                    Nominee of

                               By: /s/ NICOLA WALKER, /s/ GARY CARR
                                   ---------------------------------------------
                                   Name: N. Walker, G. Carr
                                   Title: Directors

                               SCHRODER VENTURES INTERNATIONAL LIFE SCIENCES FUND II STRATEGIC PARTNERS L.P.

                               By: Schroder Venture Managers Inc. as
                                   General Partner

                               By: /s/ NICOLA WALKER, /s/ GARY CARR
                                   ---------------------------------------------
                                   Name: N. Walker, G. Carr
                                   Title: Director & Vice President

                      Address: c/o 22 Church Street
                               Hamilton HM11 Bermuda

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   INTERNATIONAL BIOTECHNOLOGY TRUST PLC.

                                   By: International Biotechnology Trust plc.

                                   By: /s/ KATE BINGHAM
                                       -----------------------------------------
                                       Name: Kate Bingham
                                       Title: Signatory

                          Address: International Biotechnology Trust plc.
                                   71 Kingsway
                                   London, UK
                                   WC, 2B 6ST

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                LAKEVIEW EYETECH, L.P.

                                By:  /s/ THOMAS ELDEN
                                     --------------------------------
                                     Name: Thomas Elden
                                     Title: Managing Member/G.P.

                                LAKEVIEW EYETECH II, L.P.

                                By: Private Capital Investors, LLC
                                    Its General Partner

                                By: /s/ THOMAS ELDEN
                                    --------------------------------
                                    Name: Thomas Elden
                                    Title: Managing Member

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                   For Entities:

                                   Teachers Insurance and Annuity
                                   Association of America
                                   [Print Name of Entity]

                                   By: /s/ HOLLY HOLTZ                SAS
                                       ----------------------------------
                                       [Signature]

                                       Holly Holtz
                                       ----------------------------------
                                       [Print Name]

                                       Director
                                       [Print Title

                          Address: 730 Third Avenue
                                   New York, New York 10017

                                   For Individuals

                                   ______________________________________
                                   [Signature]

                                   ______________________________________
                                   [Print Name]

                          Address: ______________________________________
                                   ______________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                  GILEAD SCIENCES, INC.

                                  By: /s/ JOHN F. MILLIGAN
                                      -----------------------------
                                      Name: John Milligan
                                      Title: Sr. VP and CFO

                         Address: 333 Lakeside Drive
                                  Foster City, CA 94404

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                   For Entities:

                                   _____________________________________________
                                   [Print Name of Entity]

                                   By: _________________________________________
                                       [Signature]

                                       _________________________________________
                                       [Print Name]

                                       _________________________________________
                                       [Print Title

                          Address: _____________________________________________
                                   _____________________________________________

                                   For Individuals

                                   /s/ ALAN J. BILOSKI
                                   ---------------------------------------------
                                   [Signature]

                                   Alan J. Biloski
                                   ---------------------------------------------
                                   [Print Name]

                          Address: _____________________________________________
                                   _____________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       /s/ NEETA DEMEULENAERE
                                       -----------------------------------------
                                       Neeta Demeulenaere

                                       /s/ GILES DEMEULENAERE
                                       -----------------------------------------
                                       Giles Demeulenaere

                              Address: 100 E. Bellevue Pl. # 8D
                                       Chicago, IL 60611

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                   For Entities:

                                   Feldman Family Revocable Living
                                   Trust as amended & restated in 2000
                                   [Print Name of Entity]

                                   By: /s/ ROBERT C. FELDMAN
                                       -----------------------------------------
                                       [Signature]

                                       Robert C. Feldman
                                       -----------------------------------------
                                       [Print Name]

                                       Trustee
                                       [Print Title

                          Address: 868 Parliament Road
                                   Oakland, CA 94610-2437

                                   For Individuals

                                   _____________________________________________
                                   [Signature]

                                   _____________________________________________
                                   [Print Name]

                          Address: _____________________________________________
                                   _____________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       G&H Partners
                                       [Print Name of Entity]

                                       By: /s/ JONATHAN GLEASON
                                           -------------------------------------
                                           [Signature]

                                           Jonathan Gleason
                                           -------------------------------------
                                           [Print Name]

                                           _____________________________________
                                           [Print Title

                              Address: _________________________________________
                                       _________________________________________

                                       For Individuals

                                       _________________________________________
                                       [Signature]

                                       _________________________________________
                                       [Print Name]

                              Address: _________________________________________
                                       _________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                     For Entities:

                                     ___________________________________________
                                     [Print Name of Entity]

                                     By: _______________________________________
                                         [Signature]

                                         _______________________________________
                                         [Print Name]

                                         _______________________________________
                                         [Print Title

                            Address: ___________________________________________
                                     ___________________________________________

                                     For Individuals

                                     /s/ HOWARD M. GARDNER
                                     -------------------------------------------
                                     [Signature]

                                     Howard M. Gardner
                                     -------------------------------------------
                                     [Print Name]

                            Address: 10 Royal Crest Drive, Apt. 9
                                     North Andover, MA 01845

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       _________________________________________
                                       [Print Name of Entity]

                                       By: _____________________________________
                                           [Signature]

                                           _____________________________________
                                           [Print Name]

                                           _____________________________________
                                           [Print Title

                              Address: _________________________________________
                                       _________________________________________

                                       For Individuals

                                       /s/ CLIFTON L. GRAY
                                       -----------------------------------------
                                       [Signature]

                                       Clifton L. Gray
                                       -----------------------------------------
                                       [Print Name]

                              Address: _________________________________________
                                       _________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       ________________________________________
                                       [Print Name of Entity]

                                       By: ____________________________________
                                           [Signature]

                                           ____________________________________
                                           [Print Name]

                                           ____________________________________
                                           [Print Title

                              Address: ________________________________________
                                       ________________________________________

                                       For Individuals

                                       /s/ ROBERT D. GRAY, JR.
                                       ----------------------------------------
                                       [Signature]

                                       Robert D. Gray, Jr.
                                       ----------------------------------------
                                       [Print Name]

                              Address: ________________________________________
                                       ________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                           For Entities:

                                           _____________________________________
                                           [Print Name of Entity]

                                           By: _________________________________
                                               [Signature]

                                               _________________________________
                                               [Print Name]

                                               _________________________________
                                               [Print Title

                                  Address: _____________________________________
                                           _____________________________________

                                           For Individuals

                                           /s/ MARION GRILLO
                                           -------------------------------------
                                           [Signature]

                                           Marion Grillo
                                           -------------------------------------
                                           [Print Name]

                                  Address: 16 Bramley Hill Road, PO Box 734
                                           Windham, NH 03087

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                   For Entities:

                                                                     UTD 5/21/98

                                   Thomas E. Hayes Trust
                                   [Print Name of Entity]

                                   By: /s/ THOMAS E. HAYES
                                       -----------------------------------------
                                       [Signature]

                                       Thomas E. Hayes
                                       -----------------------------------------
                                       [Print Name]

                                       Trustee
                                       [Print Title

                          Address: _____________________________________________
                                   _____________________________________________

                                   For Individuals

                                   _____________________________________________
                                   [Signature]

                                   _____________________________________________
                                   [Print Name]

                          Address: _____________________________________________
                                   _____________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                  For Entities:

                                                                  U/A DTD 1/6/98
                                  Kleinman Revocable Trust
                                  [Print Name of Entity]

                                  By: /s/ LARRY M. KLEINMAN
                                      ------------------------------------------
                                      [Signature]

                                      Larry M. Kleinman
                                      ------------------------------------------
                                      [Print Name]

                                      Trustee
                                      [Print Title

                                  PO Box 370795
                         Address: 900 Hawthorne St
                                  Montana CA 94037

                                  For Individuals

                                  ______________________________________________
                                  [Signature]

                                  ______________________________________________
                                  [Print Name]

                         Address: ______________________________________________
                                  ______________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       _________________________________________
                                       [Print Name of Entity]

                                       By: _____________________________________
                                           [Signature]

                                           _____________________________________
                                           [Print Name]

                                           _____________________________________
                                           [Print Title

                              Address: _________________________________________
                                       _________________________________________

                                       For Individuals

                                       /s/ DAVID D. LARDNER
                                       -----------------------------------------
                                       [Signature]

                                       David D. Lardner
                                       -----------------------------------------
                                       [Print Name]

                              Address: 42 Remington Ct
                                       Danville, CA 94526

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       Minchello Partnership
                                       [Print Name of Entity]

                                       By: /s/ ROBERT V. MINCHELLO
                                           -------------------------------------
                                           [Signature]

                                           Robert V. Minchello
                                           -------------------------------------
                                           [Print Name]

                                           General Partner
                                           [Print Title

                              Address: _________________________________________
                                       _________________________________________

                                       For Individuals

                                       _________________________________________
                                       [Signature]

                                       _________________________________________
                                       [Print Name]

                              Address: _________________________________________
                                       _________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       Minchello Partnership
                                       [Print Name of Entity]

                                       By: /s/ JAMES MINCHELLO
                                           -------------------------------------
                                           [Signature]

                                           James Minchello
                                           -------------------------------------
                                           [Print Name]

                                           President
                                           [Print Title

                              Address: 29 Amberwood Drive
                                       Winchester, MA 01890

                                       For Individuals

                                       _________________________________________
                                       [Signature]

                                       _________________________________________
                                       [Print Name]

                              Address: _________________________________________
                                       _________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       For Entities:

                                       _________________________________________
                                       [Print Name of Entity]

                                       By: _____________________________________
                                           [Signature]

                                           _____________________________________
                                           [Print Name]

                                           _____________________________________
                                           [Print Title

                              Address: _________________________________________
                                       _________________________________________

                                       For Individuals

                                       /s/ CHANDRAKANT M. PATEL
                                       -----------------------------------------
                                       [Signature]

                                       Chandrakant M. Patel
                                       -----------------------------------------
                                       [Print Name]

                              Address: 13 Kathleen Drive
                                       Andover, MA 01810

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                       /s/ NARENDRA PATEL
                                       -----------------------------------------
                                       Narendra Patel

                                       /s/ ILAKUMARI PATEL
                                       -----------------------------------------
                                       Ilakumari Patel

                              Address: 29 Dublin Drive
                                       Niskayuna, NY 12309

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                           /s/ NAVIN PATEL
                                           -------------------------------------
                                           Navin Patel

                                  Address: 29 Dublin Drive
                                           Niskayuna, NY 12309

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                          /s/ NEIL PATEL
                                          -------------------------------------
                                          Neil Patel

                                 Address: 1320 30th St. NW
                                          Washington, DC 20007

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                           /s/ NISHA PATEL
                                           -------------------------------------
                                           Nisha Patel

                                 Address:  122 Saint Botolph
                                           Unit 3
                                           Boston, MA 02115

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                           /s/ SYRYAKANT M. PATEL, M.D.
                                           ------------------------------------
                                           Syryakant M. Patel, M.D.

                                  Address: 11 Bay View Road
                                           P.O. Box 817
                                           Webster, MA 01570

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                          For Entities:

                                          ______________________________________
                                          [Print Name of Entity]

                                          By: __________________________________
                                              [Signature]

                                              __________________________________
                                              [Print Name]

                                              __________________________________
                                              [Print Title

                                 Address: ______________________________________
                                          ______________________________________

                                          For Individuals

                                          /s/ ARTHUR J. REMILLARD, JR.
                                          --------------------------------------
                                          [Signature]

                                          Arthur J. Remillard, Jr.
                                          --------------------------------------
                                          [Print Name]

                                 Address: 211 Main Street
                                          Webster, MA 01570

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                           For Entities:

                                           Bradford J. Shafer Revocable
                                           Inter Vivos Trust Dated 10-30-97
                                           [Print Name of Entity]

                                           By: /s/ BRAD SHAFER
                                               ---------------------------------
                                               [Signature]

                                               Brad Shafer
                                               ---------------------------------
                                               [Print Name]

                                               Trustee
                                               [Print Title

                                  Address: 626 16th Ave.
                                           SF CA 94118

                                           For Individuals

                                           _____________________________________
                                           [Signature]

                                           _____________________________________
                                           [Print Name]

                                  Address: _____________________________________
                                           _____________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                          For Entities:

                                          ______________________________________
                                          [Print Name of Entity]

                                          By: __________________________________
                                              [Signature]

                                              __________________________________
                                              [Print Name]

                                              __________________________________
                                              [Print Title

                                 Address: ______________________________________
                                          ______________________________________

                                          For Individuals

                                          /s/ GURBACHAN SINGH
                                          --------------------------------------
                                          [Signature]

                                          Gurbachan Singh
                                          --------------------------------------
                                          [Print Name]

                                 Address: 102 Union Point
                                          Webster, MA 01570

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                  Executed as of the date first above written.

                                             /s/ RONALD S. WEISS, M.D.
                                             -----------------------------------
                                             Ronald S. Weiss, M.D.

                                    Address: 2659 N. Magnolia Avenue
                                             Chicago, IL 60614

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                   Executed as of the date first above written.

                                       For Entities:

                                       _________________________________________
                                       [Print Name of Entity]

                                       By: _____________________________________
                                           [Signature]

                                           _____________________________________
                                           [Print Name]

                                           _____________________________________
                                           [Print Title

                              Address: _________________________________________
                                       _________________________________________

                                       For Individuals

                                       _________________________________________
                                       [Signature]

                                       _________________________________________
                                       [Print Name]

                              Address: _________________________________________
                                       _________________________________________

                 SIGNATURE PAGE TO EYETECH PHARMACEUTICALS, INC.
                AMENDED AND RESTATED INVESTORS' RIGHTS AGREEMENT

                                   SCHEDULE A

                                    INVESTORS

David Guyer
John McLaughlin
Martin Glick
Samir Patel
Ashok and Nila Shah
Vina Patel
Minchello Partnership
Nisha Patel
Neelu Sharma
Floyd Yuen
Clifton L. Gray
Neil Patel
Herman F. Becker
Gerbachan B. Singh
Naren and Ilakumari Patel
Robert L. and JoAnn M. Puchalski
Tucker Carlson
Arthur J. Remillard, Jr.
Stephen R. Du Bois
Suryakant M. Patel
Mahendra G. Shah
Ronald S. Weiss
Robert D. Gray
Richard Y. and Jania N. Woo
Paul J. Santo
Neeta and Giles Demeulenaere
Marion Grillo
Chandrakant M. Patel
Douglas E. and Carol B. Cohen
Cohen 1999 Dynastic Trust
Michael and Jill Cohen Dynastic Trust
Scott and Jennifer Cohen Dynastic Trust
Richard A. Pierro, Jr.
Andover Angels III, LLC
Navin B. Patel
Harry Koster
Robert H. Bergman
Kerry K. Assil
Howard M. Gardner
John Montgomery
Alan J. Biloski
Philip Shwon
Ernest Kornmehl

                                    INVESTORS

Larry and Carol Klienman Revocable Trust
The Nielsen Family Trust
David Lessen
Thomas E. Hayes Trust
David D. Lardner
Michael A. Wilson
Lakeview Eyetech, L.P.
Lakeview Eyetech II, L.P.
Merrill Lynch Kecalp L.P. 1999
Kecalp Inc., as nominee for Merrill Lynch Kecalp International L.P. 1999 Merrill Lynch Ventures L.P. 2001
J.P. Morgan Partners (BHCA), L.P.
Alta BioPharma Partners II, L.P.
Alta Embarcadero BioPharma Partners II, LLC
Teachers Insurance and Annuity Association of America
Ontario Teacher's Pension Plan
Lotus BioScience Investment Holdings Limited
Biotech Growth S.A.
MPM BioVentures II, LP
MPM Bioventures II-QP, LP
MPM BioVentures GmbH & Co. Parallel-Beteiligungs KG
MPM Asset Management Investors 2001 LLC
MPM BioEquities Master Fund, LP
Amerindo Internet Fund PLC
Amerindo Master Venture Fund LLC
Amerindo Technology Growth Fund II Inc.
Mitchell P. Bartlett
Selena Chaisson
Daniel Chapey
William F. Hartfiel, III
K. Flynn McDonald
James Stableford
JaDeane Ing
Schroder Ventures International Life Science Fund II LP1
Schroder Ventures International Life Science Fund II LP2
Schroder Ventures International Life Science Fund II LP3
Schroder Ventures Investments Limited
Schroder Ventures International Life Science Fund II Group Co-Investment Scheme Schroder Ventures International Life Science Fund II Strategic Partners L.P. International Biotechnology Trust plc.

                                    INVESTORS

Novartis BioVentures Ltd.
Prescient Partners I, L.L.C.
Robert A. & Rosemary G. Baffi, as Trustees for the Baffi Family Revocable Trust Anders D. Hove
Charles Schwab & Co., Inc. FBO Nirmala M. Ray Keogh
G&H Partners
Lorne M. Buchman
Robert C. Feldman & Flora Ann Peters Feldman, as Trustees of the Feldman Family
   Revocable Living Trust as amended and restated in 2000
Neal Glick as Custodian for Charlotte R. Glick and Matthew N. Glick
Argeris N. Karabelas
Joseph M. Maurer
John R. Reimann
Bradford J. Shafer Revocable Inter Vivos Trust dated 10/30/97
Helen & Richard Spalding Revocable Trust
Dan & Lisa Spiegelman
Todd J. Lorenz
Leslie M. McEvoy
John P. and Rita M. McLaughlin
Mark F. McLaughlin
Mauri Y. Okamoto-Kearney and Terrance J.P. Kearney
Patricia Oto
Michael F. Burns
William F. and Heidi V. Burns
William J. Burns Living Trust
Jean and Douglas Carlson
Mark Weiss
Michael Sandifer
Emma Stableford
Amerindo Technology Fund
Amerindo Internet Growth Fund Ltd.
Gilead Sciences, Inc.
Pfizer Ireland Pharmaceuticals